Execution Version

AMENDMENT NUMBER SIX TO LOAN AND SECURITY AGREEMENT
This Amendment Number Six to Loan and Security Agreement (this “Amendment”) is entered into as of November 7, 2025 (the “Sixth Amendment Effective Date”), by and among EAST WEST BANK, (“EWB”), in its capacity as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), EWB, CITY NATIONAL BANK OF FLORIDA, a national banking association (“CNBFL”), and EVERBANK, N.A. (“EverBank”), as Joint Lead Arrangers, EWB as Sole Book Runner, Co-Syndication Agreement and Co-Documentation Agent, and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and SUNRISE REALTY TRUST, INC., a Maryland corporation (“SUNS”), and SUNRISE REALTY TRUST HOLDINGS I LLC, a Delaware limited liability company (“SUNS Holdings I”, and together with SUNS, each individually a “Borrower”, and collectively, jointly and severally, the “Borrowers”) in light of the following:
A.    Agent, the Lenders, EWB, CNBFL and EverBank, as Joint Lead Arrangers, the Sole Book Runner, the Co-Syndication Agent, the Co-Documentation Agent and the Borrowers have previously entered into that certain Loan and Security Agreement, dated as of November 6, 2024 (as amended by that certain (i) Amendment Number One to Loan and Security Agreement dated as of December 9, 2024, (ii) Amendment Number Two to Loan and Security Agreement dated as of December 30, 2024, (iii) Amendment Number Three to Loan and Security Agreement dated as of February 26, 2025, (iv) Amendment Number Four to Loan and Security Agreement dated as of May 16, 2025, (v) Amendment Number Five to Loan and Security Agreement dated as of May 29, 2025, and as may be further amended, restated or otherwise modified from time to time, the “Agreement”); and
B.    In accordance with Section 15.1 of the Agreement, Agent, the Lenders (which shall constitute the Supermajority Lenders), and the Borrowers have agreed to amend the Agreement set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, the Lenders, and the Borrowers hereby agree as follows as of the Sixth Amendment Effective Date:
1.    DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.
2.    AMENDMENTS.
(a)    Section 1.1 of the Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order to read as follows:
“‘Lofty’ means Lofty Brickell LLC, a Delaware limited liability company.”
“‘Lofty Obligor Loan Documents’ means (i) that certain Loan Agreement dated as of September 26, 2025, by and among Lofty, SUNS Holdings I and the other lenders party thereto, as lenders, and TCG Senior Funding L.L.C., a Delaware limited liability company, as administrative agent and collateral agent, and (ii) and any and all agreements, documents, instruments, and certificates executed in connection therewith.”
“‘Lofty Obligor Loan Receivable’ means all rights to payment of indebtedness and obligations (including without limitation, unpaid principal, accrued interest, costs, fees,

expenses and indemnity obligations) owing by Lofty in respect of a loan or loans or other financial accommodations made or extended by Borrower to or for the benefit of Lofty, including without limitation all rights (including enforcement rights) under or pursuant to the Lofty Obligor Loan Documents in respect thereof, and all supporting obligations in connection therewith.”
(b)    Clause (f) of the definition of “Eligible Obligor Loan Receivable” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(f) (i) except with respect to the Lofty Obligor Loan Receivable, if Borrower is not designated as the “Directing Lender” or such similar term under the applicable Intra-Lender Agreement associated with an Obligor Loan Receivable and (ii) such Obligor Loan Receivable is not otherwise pledged as “collateral” in connection with the SRTH Loan Agreement, then such Obligor Loan Receivable shall be excluded from the Borrowing Base calculation at the time of determination,”
(c)    The definition of “Obligor Triggering Event” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“‘Obligor Triggering Event’ means, with respect to any one or more Obligor Loan Receivables, (i) an Obligor Specified Event of Default under the applicable Obligor Loan Documents has occurred and is continuing, (ii) any amendment, modification, or waiver results in the release of any material portion of the collateral securing the applicable Obligor Loan Receivable or reducing or postponing any payments due under the Obligor Loan Documents, (iii) except with respect to the Lofty Obligor Loan Receivable, Borrower ceases to constitute Obligor Required Lenders under the applicable Obligor Loan Receivable, (iv) except with respect to the Lofty Obligor Loan Receivable, (x) a master servicer, primary servicer, special servicer and/or trustee is appointed to manage, administer or otherwise service such Obligor Loan Receivable, unless such appointment has been consented to by Agent in writing (and for the avoidance of doubt, Bellwether Asset Services, LLC has been consented to by Agent in writing), or (y) any servicing agreement previously consented to by Agent is materially amended, the existing servicer under such servicing agreement is removed or replaced, or a new servicing agreement that amends, restates, and supersedes an existing servicing agreement is entered into with respect to such Obligor Loan Receivable, in each case without the prior written consent of Agent, (v) any amendment, modification or waiver of any applicable Obligor Loan Documents which requires the consent of all lenders or all affected lenders under the terms of such Obligor Loan Documents as in effect at the time such Obligor Loan Receivables were first included in the Borrowing Base is proposed and not approved, (vi) such Obligor Loan Receivable is assigned a risk rating of “4” or a higher number, (vii) an Obligor fails to pay any amounts owing under an Obligor Loan Receivable and such amount is not paid within thirty (30) days of the date the same was first due (or such later date as may be agreed to in writing by the Required Lenders), (viii) [reserved], (ix) except for Mezzanine Loan Receivables, it ceases to be secured by a first priority security interest in the applicable Obligor Loan Collateral, (x) the occurrence of an Obligor Loan Receivable Triggering Action with respect to the applicable Eligible Obligor Loan Receivable; (xi) except with respect to the Lofty Obligor Loan Receivable, Borrower for any reason ceases to be designated as “Directing Lender” or such similar term or as the party to have the ability to accelerate the debt and direct enforcement actions under the applicable Intra-Lender Agreement associated with such Obligor Loan Receivable; provided that this clause (xi) shall not constitute an “Obligor Triggering Event” if SRTH is the “Directing Lender” or such similar term or the party with the ability to accelerate the debt and direct enforcement actions under the applicable Intra-Lender Agreement associated with such Obligor Loan Receivable, and such Obligor Loan Receivable is pledged to the Lender as

“collateral” in connection with the SRTH Loan Agreement, or (xii) Borrower and SRTH Borrower are both lenders under the Obligor Loan Documents associated with such Obligor Loan Receivable, and SRTH Borrower’s Pro Rata Hold under such Obligor Loan Receivable is deemed to be ineligible or is excluded from the calculation of the borrowing base under the SRTH Loan Agreement, or is not otherwise pledged to the Lender as “collateral” in connection with the SRTH Loan Agreement. For purposes of this definition, SRTH Borrower shall means a “Borrower” under the SRTH Loan Agreement and as defined therein.”
(d)    Section 6.22 of the Agreement is hereby amended and restated in its entirety to read as follows:
“6.22    Intra-Lender Agreements. Each Obligor Loan Agent and any co-lender to an Obligor Loan Receivable must at all times be a party to such any applicable Intra-Lender Agreement with respect to such Obligor Loan Receivable; provided, that, with respect to the Lofty Obligor Loan Receivable, each Obligor Loan Agent and any co-lender must at all times be party to the applicable Intra-Lender Agreement with respect to such Obligor Loan Receivable only if such Obligor Loan Agent or co-lender is an Affiliate of Borrower or SRTH.”
3.    REPRESENTATIONS AND WARRANTIES.
(a)    Each Borrower hereby affirms to Agent and the Lenders that all of its representations and warranties set forth in the Loan Documents, after giving effect to this Amendment, are true, complete and accurate in all material respects except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).
(b)    Each Borrower represents and warrants as of the date hereof that (i) such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to such Borrower or its Subsidiaries or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contract of such Borrower or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(c)    Each Borrower represents and warrants as of the date hereof that this Amendment (i) has been duly executed and delivered by such Borrower, (ii) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) does not and will not violate any material provision of the Governing Documents of such Borrower or its Subsidiaries.
4.    NO DEFAULTS. Each Borrower hereby affirms to Agent and the Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof.
5.    CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of a fully executed copy of (i) this Amendment and (ii) the Schedule E-1 Update Certificate, each in form and substance satisfactory to Agent.

6.    ACKNOWLEDGEMENT. Each Borrower hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents, and (b) that Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral.
7.    COSTS AND EXPENSES. Each Borrower shall pay to Agent all of Lenders’ reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents as well as expenses related to the maintenance of the facility (such as periodic searches).
8.    LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.
9.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Section 3 hereof. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally. Delivery of an executed counterpart of this Amendment by telefacsimile or .pdf shall be equally effective as delivery of a manually executed counterpart.
10.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. Section 13 of the Agreement is incorporated herein by reference mutatis mutandis.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
EAST WEST BANK,
as Agent, Joint Lead Arranger,
Sole Book Runner and a Lender

By: /s/ Martin Kriegler
Name: Martin Kriegler
Title: Senior Vice President

Amendment Number Six
to Loan and Security Agreement

CITY NATIONAL BANK OF FLORIDA,
as a Joint Lead Arranger and a Lender

By: /s/ Anthony Martinez
Name: Anthony Martinez
Title: Managing SVP, Director of Direct Lending
Amendment Number Six
to Loan and Security Agreement

EVERBANK, N.A.,
as a Joint Lead Arranger and a Lender

By: /s/ Kevin Mammoser
Name: Kevin Mammoser
Title: Managing Director
Amendment Number Six
to Loan and Security Agreement

BORROWERS:	SUNRISE REALTY TRUST, INC. a Maryland corporation By: /s/ Gabriel Katz Name: Gabriel Katz Title: Chief Legal Officer

SUNRISE REALTY TRUST HOLDINGS I LLC a Delaware limited liability company By: /s/ Gabriel Katz Name: Gabriel Katz Title: Authorized Signatory

Amendment Number Six
to Loan and Security Agreement